Exhibit 99.1

NATIONAL BEVERAGE CORP.

CONTINUES . . . TO SPARKLE!

FORT LAUDERDALE, FL, March 12, 2015 . . . National Beverage Corp. (NASDAQ: FIZZ) today reported results for periods ended January 31, 2015.

For the Trailing Twelve Months Ended January (in millions except EPS) –

	Sales	Net Income	EBITDA*	EPS
2015	$645.6	$49.1	$83.8	$1.05
2014	$644.7	$43.8	$77.7	$0.93

“FY2015 will be acknowledged as our ‘Discovery’ year! We have validated our ‘potential’ as the domestic sparkling water innovator/leader in North America,” stated Nick A. Caporella, Chairman and Chief Executive Officer.

●	April 2014 roll-out confirms LaCroix Cúrate as a category leader across America.

●	Outstanding LaCroix summer performance for a major retailer throughout the USA!

●	October – Successful major launch in Chicago DSD market of Cúrate and introduction of LaCroix’s latest theme, NiCola.

●	December – Consumers report that NiCola, a cola-essenced sparkling water ‘Innocent’ of all consumer biased (challenged) ingredients, is their real choice!

●	February 2015 – New LaCroix ‘Fitness’ package goes nationwide in major drug chain.

●	March – National Beverage announces best overall ‘winter’ quarter ever!

For the Nine Months Ended January (in millions except EPS) –

	Sales	Net Income	EBITDA*	EPS
2015	$481.2	$37.1	$65.4	$0.80

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National Beverage Corp.

“If we had to choose the most profound of our learning experiences in this, our ‘Discovery’ year, I would say it was confirmation that our pledge to the health and wellness of our consumer outweighed short-term earnings growth. The explosive growth of Cúrate 8-pack both surprised and delighted retailers. The NiCola trials pushed the sparkling water ‘crossover’ to experiment in the Chicago cola ‘experience’! Exciting – no doubt about it . . .

Shortly, our new Shasta Sparkling Water (with its secret ingredient) will be in the market. Shasta’s fabled flavors, in a great-tasting health and wellness package, will continue to keep our (126 year) loyalists content and healthier without sacrificing their favorite flavor,” continued Caporella.

“The most endearing of this fact-proving period has been the comments written by the launch respondents of the Chicago ‘experience’! The overwhelming response for the package optics, the invigorating ‘essence’ and the most assuring praise for the flavor – has, most excitingly, heightened the future promise of our Company!

NiCola . . . a cola-flavored, ‘Innocent’ sparkling water for the penchant cola enthusiast – in such a stunning, patriotic tall can, too!” concluded a delighted and proud Caporella.

National Beverage’s iconic brands are the genuine essence . . . of America.

“Patriotism” – If Only We Could Bottle It!

Fun, Flavor and Vitality . . . the National Beverage Way

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National Beverage Corp.

National Beverage Corp.

Consolidated Results for the Periods Ended

January 31, 2015

5-Year Comparison - TTM January 31, 2015		12 Months Ended January 31, 2015
(in thousands, except per share amounts)
Performance

		Net Sales	$ 645,575
Operating Profit	up 49%
		Net Income	$ 49,061
Net Income	up 61%
Earnings Per Common Share
EBITDA	up 40%	Basic	$ 1.05
		Diluted	$ 1.04
Investor Data

Return on Assets - up from 13% to 22%		Average Common Shares
Outstanding
Return on Equity - up from 21% to 41%		Basic	46,342
		Diluted	46,545

FIZZ up 88% from $11.55 to	$ 21.74
Cash Divs. to Shareholders	$ 4.85

Total Cash Dividends
Since April 2004	$ 8.66

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings. The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

*We report financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), but believe that disclosure of EBITDA, a non-GAAP financial measure, may provide users with additional insights into operating performance. EBITDA (in millions) for the nine-month period ended January 31, 2015 and the twelve-month periods ended January 31, 2015 and January 25, 2014 of $65.4, $83.8 and $77.7, respectively, is calculated by adding the following expenses back to Net Income for each of the periods: Depreciation & Amortization of $8.9, $11.7 and $11.5; Net Interest Expense of $.3, $.4 and $.7; and Provision for Income Taxes of $19.1, $22.6 and $21.7.